                                  EXHIBIT 10.6



                                  MINERAL LEASE



RECITALS

WHEREAS J. F. Costanza and Joyce L. Costanza are holder of valid unpatented mineral claims known as the "Security" claims, located in San Juan County, Utah, and
     Costanzas are LESSEES under Utah State Metalliferous Lease ML 20569, and Costanzas did, on the 5th day of January, 1983 grant, bargain and quit claim unto Raymond E. Kunkel and Paul B. Clemons, the right to mine copper on and under the parts of said claims within 500 feet of surface, said quit claim being recorded on book 661, page 294-295, and
     Costanzas and MLP Associates now desire to enter into a lease for the remaining rights to mine copper and other metals, excluding vanadium and Uranium on said Security Claims, and additionally to grant MLP Associates a option to purchase the remaining vanadium and uranium rights retained by Costanzas, and additionally to assign all of Costanza's rights under the Utah State Metalliferous Lease ML 20569 unto MLP Associates,

THEREFORE:

                    This Mineral Lease is entered into as of the 3ed days of August, 1992, by and between J. F. Costanza and Joyce L. Costanza ("LESSOR"), whose mailing address is P.O. Box 813, Mazatalon, Sinoloa, Mexico, and
MLP Associates, A Colorado Limited Partnership ("LESSEE"), whose mailing address is 12836 N. 60th Street, Scottsdale, Arizona 85254.

                    1. The "LEASED PREMISES shall include of the rights, titles, interests and expectancy of the LESSOR, in and to the "SECURITY" CLAIMS located in San Juan County, Utah, as described in APPENDIX "A" hereto and a part hereof, as defined and Limited herein,

                    l.a. For and in consideration of the mutual covenants and agreements hereinafter set forth, in further consideration of good and valuable consideration received by LESSOR from LESSEE,


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


LESSOR does hereby lease, let and demise exclusively to LESSEE all of the right, title and interest of the LESSOR in and to the LEASED PREMISES, except the right, titles and interest in and to vanadium and uranium contained therein, and LESSOR hereby grants exclusively to LESSEE said rights titles and interests of LESSOR, to occupy, use, enjoy and possess the LEASED PREMISES, including, but not limited to, the following:

                    1.b. To explore for, mine or otherwise extract, to mill, treat or otherwise process, and to store, stockpile, remove, market, sell or otherwise dispose of ore and minerals, except vanadium and uranium.

                    1.c. To dispose of or deposit waste material and tailings on the LEASED PREMISES.

                    1.d. To construct, use, maintain, repair, replace and relocate in or upon the LEASED PREMISES buildings, shops, plants, machinery, mills, facilities, ore bins and structure of all kinds, roads, shafts, inclines, tunnels, drifts, open pits, pipelines, telephone lines, electric transmission lines and transportation facilities and other utilities.

                    1.e. To use any underground water now existing or subsequently discovered or developed in or upon the LEASED PREMISES.

                    1.f. To exercise any and all other rights and privileges which are incidental to or which may be useful, desirable or convenient in LESSEE'S exercise of any or all of the rights hereinabove specified which are not in conflict with applicable state and federal laws and regulations.

                    1.g. LESSEE may use and enjoy the LEASED PREMISES and exercise any of the rights granted hereunder by any methods now or heretofore known or hereafter developed.

                    1.h. Notwithstanding the above, LESSEE SHALL CONDUCT ALL EXPLORATION AND MINING ACTIVITIES IN SUCH A MANNER AS NOT TO INTERFERE WITH ANY VANADIUM OR URANIUM MINING, EXPLORATION OR PROCESSING FACILITY EXISTING OR TECHNICALLY PLANNED FOR AT THE TIME OF said activities is commenced,


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


                    3. LESSOR and LESSEE agree to execute such additional documents as are reasonable and necessary to insure and confirm that the OTHER PROPERTY is covered by this MINERALS LEASE. Without limiting the foregoing, LESSOR agrees that, promptly upon the request of LESSEE, LESSOR shall make, execute, acknowledge and deliver to LESSEE, in recordable form, and amendment or amendments to this MINERALS LEASE or any other documents which better describe the LEASED PREMISES.

                    4. This MINERALS LEASE shall commence on the date first above set forth in this instrument, run thereafter for a primary term of six (6) years and continue thereafter as long as minerals are being produced from the LEASED PREMISES in commercial quantities, unless sooner terminated or surrendered as hereinafter set forth; provided, however, that in the event production of minerals in commercial quantities occurred during the primary term and thereafter ceases because it is no longer commercially feasible to continue the production of minerals from the LEASED PREMISES, this MINERAL LEASE shall continue beyond the expiration of the primary term without the necessity of production of minerals and/or metals in commercial quantities as long as it is not commercially feasible to continue production and as long as LESSEE performs all the covenants it is obligated to perform hereunder including, but not limited to, the covenant to pay the monthly minimum advance royalty hereinafter provided.

                    5. LESSEE shall pay LESSOR a royalty equal to the percentage (hereinafter set forth) of the NET PROCEEDS (hereinafter defined) received for all mineral, and/or metals, mined and removed from the LEASED PREMISES and processed and sold in any chemical, mineral or metallic form, hereinafter referred to as the "PRODUCT." The percent of the royalty shall be determined by the amount of NET PROCEEDS per pound of PRODUCT sold during the calendar month. The royalty percentage shall be two percent (2%). The term "NET PROCEEDS" means the gross amount received by LESSEE, after deducting freight and handling charges from the point of final treatment to the point of final sale, from an arms-length bona fide sale of PRODUCT to a purchaser. The term MARKET VALUE of contained metals and/or minerals shall mean the average of U.S. Producer or major Suppliers prices, as quoted in Metals Week and as published in Engineering and Mining Journal (E&MJ) for the month in which the metals and/or minerals are sold.

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


                    6. LESSEE shall pay all royalties previously reserved and all royalties due and owing on the underlying leases and subleases with respect to the LEASED PREMISES.

                    7. LESSEE shall prepare and maintain such records as are reasonably necessary to calculate the royalty due LESSOR hereunder and the royalty due on the underlying leases and subleases. LESSEE shall, on written request of LESSOR, furnish copies of such records to LESSOR.

                    8. The following provisions shall be applicable to "WASTE MATERIAL" which is defined as material mined or extracted from the LEASED PREMISES which LESSEE in its sole discretion determines not to sell because of its mineral content, and LESSEE'S determination shall be final and conclusive:

                    8.a. LESSOR agrees that WASTE MATERIAL may be mined or otherwise extracted without obligation upon LESSEE to replace the same. At no time during the term of this MINERALS LEASE or at any time thereafter shall LESSEE be required to remove any WASTE MATERIAL deposited by LESSEE on the LEASED PREMISES, except as otherwise provided by applicable governmental laws, rules and regulations in full force and effect on or before the termination of this MINERALS LEASE.

                    8.b. All WASTE MATERIAL on the LEASED PREMISES prior to surrender or termination of this MINERALS LEASE shall be the property of LESSEE, and LESSOR shall have no right, title or interest whatsoever therein and thereto until this MINERALS LEASE is surrendered or terminated.

                    8.c. All WASTE MATERIAL on the LEASED PREMISES after surrender or termination of this MINERALS LEASE shall be the property of LESSOR, and LESSEE shall have no right, title or interest whatsoever therein or thereto after this MINING LEASE is surrendered or terminated.

                    9.    With respect to taxes and fees and assessments:


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


                    9.a. LESSEE agrees to pay all taxes levied and assessed against LESSEE on the LEASED PREMISES, and any improvements placed on the LEASED PREMISES by LESSEE.

                    9.b. The relationship (in terms of percentage) which the total royalty which LESSOR receives hereunder during a given taxing period bears to the total NET PROCEEDS for the same period shall be established by dividing the total royalty received by LESSOR by the total NET PROCEEDS. LESSOR agrees to pay that established percentage and LESSEE agrees to pay the balance of such taxes, assessments, or other governmental levies which are assessed, levied or imposed:

                    9.b.(l)   Against the LEASED PREMISES solely by reason of
LESSEE'S operations on the LEASED PREMISES.

                    9.b.(2)   Against the minerals in or on the LEASED PREMISES
in all unsevered state.

                    9.b.(3)   Any occupation, severance, production or net
proceeds of mines taxes, if any, imposed for, resulting from or measured by reference to the removal of ore and or minerals by the LESSEE.

                    9.c. LESSEE shall not be obligated to pay any taxes levied, imposed or assessed against, or measured by reference to operations upon the LEASED PREMISES which are not conducted by or on behalf of LESSEE under the terms of this MINERALS LEASE. In the event LESSOR fails to pay when due any taxes, assessments or other governmental levy against the LEASED PREMISES (which LESSOR is obligated to pay under this MINERALS LEASE) LESSEE may, but shall not be obligated to, pay such taxes, assessments or levies, together with any penalty that may be imposed for failure to pay such when due. LESSOR agrees to reimburse LESSEE for any payments made for LESSOR hereunder, together with interest at the rate of 10% per annum from the date such payment is made by LESSEE, which reimbursement shall be made within ten
(10) days after LESSEE has given written notice to LESSOR that LESSEE has paid such taxes, assessments or levies. LESSEE shall specify the amount of such taxes, assessments or levies in its notice to LESSOR. IF SUCH REIMBURSEMENT IS NOT MADE AS PROVIDED HEREIN, lessee SHALL HAVE THE RIGHT TO WITHHOLD PAYMENT OF AND RETAIN AS ITS SOLE

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


PROPERTY ANY AND ALL ROYALTY (including the monthly minimum advance royalty provided above) thereafter due and payable to LESSOR until the amount of royalty withheld equals the reimbursement due LESSEE.

                    10. LESSOR shall have the right to claim the depletion allowance applicable to the royalty paid LESSOR hereunder.

                    11. With respect to liens, damages, liability and insurance:

                    11.a. LESSEE agrees to indemnify LESSOR against, and hold LESSOR harmless from any and all claims or liability for injury to or death of persons or for damages to property other than the LEASED PREMISES, resulting from LESSEE'S operations hereunder. LESSEE further agrees to indemnify LESSOR against and hold LESSOR harmless from any and all claims or liability for materials or labor resulting from LESSEE'S operations hereunder on the LEASED PREMISES. LESSEE'S obligations hereunder shall not apply to any claim unless LESSOR notify LESSEE of the existence of such claim as soon as it becomes known to LESSOR, and further notifies LESSEE of the institution of any action, suit or legal proceeding on such claim as soon as the institution of such action, suit, or other proceedings become known to LESSOR and LESSEE is given the sole right to defend and/or settle any such claim with attorneys of its own selection.

                    11.b. LESSEE further agrees to maintain workman's compensation as required by Utah State law.

                    11.c. If LESSOR shall fail to pay any and all amounts due hereunder, or duly to satisfy and discharge any mortgage or lien on the LEASED PREMISES, or shall suffer or permit any lien or encumbrance to be imposed upon the LEASED PREMISES, LESSEE may, at its own option, but shall not be obligated to, pay any or all unpaid amounts due and payable under, or satisfy and discharge any such amount so paid or for payments and costs of paying, satisfying and discharging any such mortgage, lien or encumbrance, by withholding and retaining as its sole property from royalties (including the monthly minimum advance royalty) due and payable hereunder the amounts paid by LESSEE. In case of payment, discharge or satisfaction of a mortgage, lien or encumbrance LESSEE shall have all the rights and remedies against LESSOR which the mortgage or lien or the holder of such encumbrance had against the LESSOR immediately prior to the time of such payment, satisfaction or discharge. Upon the request of LESSEE, LESSOR shall promptly make, execute, acknowledge and deliver to LESSEE any and all instruments which LESSEE in its sole judgment shall deem necessary or desirable to effectuate fully the provisions of this Section.

                    12. LESSOR, or their representative, at their sole risk and at their sole cost and expense and subject to such reasonable safety regulations as may be prescribed by LESSEE, may have access to the LEASED PREMISES during regular business hours solely for the purpose of inspection of LESSEE'S operations on the LEASED PREMISES.

                    13. LESSEE will conduct its operations on the LEASED PREMISES in accordance with applicable governmental laws, rules and regulations. LESSEE makes no express or implied warranty, covenant or agreement relating to the exploration, development, mining or other operation of or upon the LEASED PREMISES or the marketing of any ore or mineral therefrom. The conduct of any such exploration, development, mining or other operations, or marketing, and the nature, manner or extent thereof, shall be matters to be determined within the sole discretion of LESSEE. LESSEE shall have no obligation, liability or responsibility whatsoever to LESSOR for damages or injury to the LEASED PREMISES arising out of, or caused by, or in any way connected with the operations conducted by LESSEE upon, in and through the LEASED PREMISES.

                    14. LESSEE may, at any time and from time to time during the term of this Lease, execute and deliver to LESSOR, in accordance with the notice provisions hereinafter set forth, or deliver for recording to the RECORDER'S OFFICE a quitclaim deed, quitclaiming to LESSOR or its successors in interest all or any part of the LEASED PREMISES and immediately upon such delivery this MINERAL LEASE shall terminate with respect to such part or all, as the case may be, of the LEASED PREMISES, and LESSEE shall be relieved of all obligations, liability or responsibility of every character whatsoever thereafter accruing with respect to that part of all, as the case may be, of the LEASED PREMISES. If such delivery is to the RECORDER'S OFFICE, LESSEE shall deliver a copy of such quitclaim deed to LESSOR.

                    15.   LESSOR shall have no right to terminate this


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


MINERALS LEASE unless LESSEE shall fail to perform according to the terms of this MINERALS LEASE and LESSOR shall give written to LESSEE specifying the nature of the default. If LESSEE shall not correct such default within thirty
(30) days after said notice is given, this NEW MINERAL LEASE shall terminate.

                    16. Surrender or termination of this MINERALS LEASE as provided herein shall not relieve the LESSEE of its obligations hereunder which remain unperformed at the time of the surrender or termination including, but not limited to, the obligation to pay all accrued royalties (including the monthly minimum advance royalty), to pay its share of the taxes as above provided, to perform assessment work, pay fees and to perform the reclamation work as above provided.

                    17.   LESSEE shall have the right at any time within sixty
(60) days following the surrender or termination of this MINERALS LEASE, with respect to all or any parts of the LEASED PREMISES to remove any and all buildings, structures, plants, shops, mills, machinery equipment, lines and facilities.

                    18. LESSEE will maintain the DATA and make available for examination and copying by LESSOR, or its duly authorized representatives, the DATA, all additional survey maps, drill hole data, including drill hole chip boards, ore reserve calculations, mining plans, reclamation plans and supporting data used to obtain state and/or federal environmental and operating or mining permits, assay, metallurgical and feasibility reports relating to the LEASED PREMISES and any maps or diagrams or mine workings upon the LEASED PREMISES which LESSEE has in its possession or control.

                    19. Any notice or communication to the parties hereto, or quitclaim deed shall be deemed to have been sufficiently given for all purposes hereof if mailed by U.S. Registered or Certified mail, postage prepaid, return receipt requested, addressed as follows, and the date on the U.S. Post Office receipt shall be deemed to be the date of mailing:

     To LESSOR:

          J. F. Costanza and Joyce L. Costanza
          484 Sundial
          Moab, Utah 84532



          TO LESSEE:

          MLP /Associates
           % Charles E. Carlson
          12836 N. 60th Street
          Scottsdale, AZ 85254

                    20. LESSEE'S failure to perform or comply with a particular provision of this MINERAL LEASE shall be excused if such failure to perform or comply with that particular provision is caused by circumstances or conditions beyond the reasonable control of LESSEE, including but not limited to the following: severe weather, unusual mining casualty, civil or military orders, regulations or authority, insurrections, riots, strikes, acts of God, war or hostilities between any nations, embargoes, governmental orders or regulations, fire accident, explosion, flood, lockouts, differences with workman, delays of carriers, lack of transportation facilities, commandeering or requisitioning by the government, inability to obtain raw materials or the insurance required hereon, curtailment of or failure in obtaining sufficient electrical power. Circumstances or conditions which prevent the performance of a particular provision herein shall only excuse performance of the particular provision, the performance of which is prevented by those circumstances or conditions, and shall not excuse the performance of any of the other provisions of this MINERALS LEASE.

                    21. LESSOR ("OPTIONOR") hereby grants to LESSEE ("OPTIONEE") an irrevocable exclusive option to purchase all of the OPTIONOR'S rights, titles and interest in and to the property comprising the LEASED PREMISES, including but not limited to, all rights to vanadium and uranium, under the following terms:

                    21.a. The option is exercised at any time while this


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


MINERALS LEASE is in full force and effect, for the sum of two million dollars ($2,000,000.00) in cash or certified funds.

                    21.b. Simultaneous with the exercise of the option, OPTIONOR shall execute and deliver to OPTIONEE such deeds, assignments and other instruments, as are necessary to convey the LEASED PREMISES to OPTIONEE.

                    21.c. The purchase price shall be reduced by the sum of all royalties paid under section 5. of this lease.

                    22. This MINERALS LEASE shall be governed by and construed and enforced in accordance with the laws of the State of Utah.

                    23. As further consideration for this lease LESSOR agree to assign all their right, titles and interest in and to UTAH STATE METALLIFEROUS LEASE ML 20569 unto MLP Associates, and to execute such documents as are required to carry our such assignment.

                    24. This MINERALS LEASE contains the entire agreement by and between LESSOR and LESSEE and no oral agreement, promise, statement or representation which is not contained herein shall be binding on LESSOR or LESSEE. No amendment or modification of this MINERALS LEASE shall become effective unless and until the same shall have been reduced to writing and duly signed, executed and acknowledged by the parties hereto.

                    25.   This MINERALS LEASE may be executed in counterpart.

               IN WITNESS WHEREOF, the parties hereto have executed this Termination of Existing Minerals Lease, Bill of Sale and New Minerals as of the day and year first above written.

                                        LESSOR
                                        J. F. Costanza and Joyce L Costanza


/s/ J. F. Costanza                      /s/ Joyce L. Costanza
-----------------------------------     ----------------------------------------

                                        LESSEE

                                        MLP ASSOCIATES, LTD.



                                        By
                                            ------------------------------------
                                            Charles E. Carlson, General Partner



STATE OF UTAH   )
                          :  ss.
County of Grand )

               On this 25 day of August, 1992, personally appeared before me
J. F. Costanza an Joyce L Costanza signer of the foregoing instrument.



                                        /s/ J. L. McDorman
                                        ----------------------------------------
                                        Notary Public

                                        Residing at Moab

My Commission Expires:  6-20-96

STATE OF AZ       )
                          :  ss.
County of Maracopa)

               On this 3 day of August, 1992 personally appeared before me Charles E. Carlson, one of the signers of the foregoing instrument, who duly acknowledged to me that he executed the same on behalf of MLP Associates, A Colorado Limited Partnership.



                                        /s/ Melanie Konski
                                        ----------------------------------------
                                        Notary Public

                                        Residing at Phoenix, AZ

My Commission Expires:  7-27-95

                            MINERAL LEASE APPENDIX A

                                "SECURITY" CLAIMS
                             LISBON VALLEY PROSPECT
                              SAN JUAN COUNTY, UTAH

                    TOWNSHIP 30 SOUTH, RANGE 26 EAST, S.L.M.
                                   SECTION 31

                    TOWNSHIP 31 SOUTH, RANGE 26 EAST, S.L.M.
                                  SECTIONS 5, 6


                 Date   Recorded               Date BLM
Claim Name      Located in County   Book/Page   Filing     BLM UMC No.
----------      ------- ---------   ---------   ------     -----------

Security #3    12/22/65   1/18/66    377/402    10/15/79    UMC 140827
Security #5    12/22/65   1/18/66    377/403    10/15/79    UMC 140607
Security #7    12/22/65   1/18/66    377/404    10/15/79    UMC 140608
Security #9    12/22/65   1/18/66    377/405    10/15/79    UMC 140609
Security #11   12/22/65   1/18/66    377/406    10/15/79    UMC 140610
Security #14   12/22/65   1/18/66    377/407    10/15/79    UMC 140611
Security #15   12/22/65   1/18/66    377/408    10/15/79    UMC 140612
Security #16   12/22/65   1/18/66    377/409    10/15/79    UMC 140613
Security #18   12/22/65   1/18/66    377/410    10/15/79    UMC 140614
Security #19   12/22/65   1/18/66    377/411    10/15/79    UMC 140615
Security #20   12/22/65   1/18/66    377/412    10/15/79    UMC 140616
Security #25   12/22/65   1/18/66    377/413    10/15/79    UMC 140617
Security #26   12/22/65   1/18/66    377/414    10/15/79    UMC 140618
Security #27   12/22/65   1/18/66    377/415    10/15/79    UMC 140619
Security #28   12/22/65   1/18/66    377/416    10/15/79    UMC 140620
Security #29   12/22/65   1/18/66    377/417    10/15/79    UMC 140621
Security #30   12/22/65   1/18/66    377/418    10/15/79    UMC 140622
Security #31   12/22/65   1/18/66    377/419    10/15/79    UMC 140623
Security #32   12/22/65   1/18/66    377/420    10/15/79    UMC 140624
Security #33   12/22/65   1/18/66    377/421    10/15/79    UMC 140625
Security #34   12/22/65   1/18/66    377/422    10/15/79    UMC 140626
Security #35   12/22/65   1/18/66    377/423    10/15/79    UMC 140627
Security #36   12/22/65   1/18/66    377/424    10/15/79    UMC 140628
Security #37   12/22/65   1/18/66    377/425    10/15/79    UMC 140629
Security #38   12/22/65   1/18/66    377/426    10/15/79    UMC 140630
Security #39   12/22/65   1/18/66    377/427    10/15/79    UMC 140631
Security #40   12/22/65   1/18/66    377/428    10/15/79    UMC 140632
Security #41   12/22/65   1/18/66    377/429    10/15/79    UMC 140633
Security #42   12/22/65   1/18/66    377/430    10/15/79    UMC 140634
Security #43   12/22/65   1/18/66    377/431    10/15/79    UMC 140635
Security #44   12/22/65   1/18/66    377/432    10/15/79    UMC 140636
Security #45   12/22/65   1/18/66    377/433    10/15/79    UMC 140637
Security #46   12/22/65   1/18/66    377/434    10/15/79    UMC 140638
Security #47   12/22/65   1/18/66    377/435    10/15/79    UMC 140639
Security #48   12/22/65   1/18/66    377/436    10/15/79    UMC 140640
Security #49   1/28/66    2/24/66    378/341    10/15/79    UMC 140641
Security #50   1/28/66    2/24/66    378/342    10/15/79    UMC 140642
Security #51   1/28/66    2/24/66    378/343    10/15/79    UMC 140643
Security #52   1/28/66    2/24/66    378/344    10/15/79    UMC 140644
Security #53   1/28/66    2/24/66    378/345    10/15/79    UMC 140645
Security #54   1/28/66    2/24/66    378/346    10/15/79    UMC 140646
Security #55   1/28/66    2/24/66    378/347    10/15/79    UMC 140647
Security #56   1/28/66    2/24/66    378/348    10/15/79    UMC 140648